EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-131413 on Form S-1 of our report dated December 15, 2006, relating to the financial statements and financial statement schedule of Unified Western Grocers, Inc. appearing in the Annual Report on Form 10-K of Unified Western Grocers, Inc. for the year ended September 30, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

February 12, 2007